Page	14	of	14
Exhibit 1
Joint Filing Agreement
     The undersigned agree that the foregoing statement on Schedule 13D/A, dated June 25, 2010, is being filed with the Securities and Exchange Commission on behalf of each of the undersigned pursuant to Rule 13d-1(k).
     Dated: June 25, 2010

/s/ José F. Serrano Segovia
José F. Serrano Segovia

/s/ Ramón Serrano Segovia
Ramón Serrano Segovia

PROMOTORA SERVIA, S.A. de C.V.
/s/ José F. Serrano Segovia
By: José F. Serrano Segovia
Its:	Chairman of the Board and Chief Executive Officer

SERVICIOS DIRECTIVOS SERVIA, S.A de C.V.
/s/ José F. Serrano Segovia
By: José F. Serrano Segovia
Its:	Chairman of the Board and Chief Executive Officer

VEX ASESORES CORPORATIVOS, S.A.P.I. DE C.V.
/s/ José F. Serrano Segovia
By: José F. Serrano Segovia
Its:	Chairman of the Board and Chief Executive Officer